UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 18, 2004
Date of Earliest Event Reported:	November 15, 2004

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 17, 2004, OfficeMax Incorporated sent a notice to its directors and executive officers notifying them of a blackout with respect to the OfficeMax Retail Savings (401(k)) Plan.  The blackout period will begin at 4:00 p.m. Eastern Time on December 23, 2004, and will end sometime during the week of January 17, 2005.  OfficeMax provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.  OfficeMax received the notice required by Section 101(i)(12)(E) of the Employment Retirement Security Act of 1974, as amended, on November 15, 2004.  During the blackout period and for two years after the ending of the blackout period, security holders and other interested persons may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period by calling the OfficeMax Information Line at 1-877-OMX-401k (1-877-669-4015).

A copy of the notice of blackout period to directors and executive officers of OfficeMax Incorporated is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Notice of Blackout Period to Directors and Executive Officers of OfficeMax Incorporated dated November 17, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

	By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President, General Counsel
Date: November 18, 2004

EXHIBIT INDEX

Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of OfficeMax Incorporated dated November 17, 2004